UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant  [✓]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[✓]	Definitive Additional Materials
[ ]	Soliciting Material under §240.14a-12

ArcBest Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[✓]	No fee required.
[ ]	Fee paid previously with preliminary materials.
[ ]	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

Your Vote Counts! *Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V84621-P39826 ARCBEST CORPORATION 8401 MCCLURE DR. FORT SMITH, AR 72916 ARCBEST CORPORATION You invested in ARCBEST CORPORATION and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on April 24, 2026. Get informed before you vote View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 10, 2026. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. Vote in Person at the Meeting* April 24, 2026 7:30 a.m., Central Time ArcBest Headquarters 8401 McClure Dr. Fort Smith, AR 72916 2026 Annual Meeting of Stockholders April 24, 2026 at 7:30 a.m. CT Vote by 11:59 PM ET on April 23, 2026 For shares held in a Plan, vote by 11:59 PM ET on April 21, 2026

Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. V84622-P39826 Voting Items Board Recommends THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. 1. Election of Directors Nominees: 1a. Salvatore A. Abbate For 1b. Thom S. Albrecht For 1c. Ann G. Bordelon For 1d. Eduardo F. Conrado For 1e. Bobby K. George For 1f. Michael P. Hogan For 1g. Judy R. McReynolds For 1h. Seth K. Runser For 1i. Janice E. Stipp For 1j. Chris T. Sultemeier For 2. To approve, on an advisory basis, the compensation of the Company’s Named Executive Officers. For 3. To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year 2026. For 4. To approve the reincorporation of the Company to the State of Texas by conversion. For 5. A shareholder proposal to approve GHG emissions reduction targets, if properly presented at the Annual Meeting. Against